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                          SECURITIES PURCHASE AGREEMENT

          _________________________________________________________________
          _________________________________________________________________


                               HADSON CORPORATION

                                   $56,400,000

                              SENIOR SECURED NOTES



                          Dated as of December 14, 1993


          _________________________________________________________________
          _________________________________________________________________












































     NYFS05...:\33\68533\0020\1870\AGR92393.U2G
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                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

     1.  ISSUANCE AND EXCHANGE OF SECURITIES . . . . . . . . . . . . .    3

     2.  CLOSING OF THE ISSUANCE AND EXCHANGE OF SECURITIES  . . . . .    4
         2A.   CLOSING . . . . . . . . . . . . . . . . . . . . . . . .    4

     3.  CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .    6
         3A.  CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . .    6
         3A(1).  CERTAIN DOCUMENTS   . . . . . . . . . . . . . . . . .    6
         3A(2).  OPINION OF PURCHASERS' SPECIAL COUNSEL  . . . . . . .   10
         3A(3).  REPRESENTATIONS AND WARRANTIES; NO DEFAULT  . . . . .   10
         3A(4).  RECEIPT PERMITTED BY APPLICABLE LAWS  . . . . . . . .   10
         3A(5).  PROCEEDINGS   . . . . . . . . . . . . . . . . . . . .   11
         3A(6).  MATERIAL ADVERSE EFFECT   . . . . . . . . . . . . . .   11
         3A(7).  FEES AND EXPENSES PAID  . . . . . . . . . . . . . . .   11

     4.  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4A.  REQUIRED PREPAYMENTS   . . . . . . . . . . . . . . . . .   11
         4B.  OPTIONAL PREPAYMENT  . . . . . . . . . . . . . . . . . .   12
         4C.  NOTICE OF PREPAYMENT   . . . . . . . . . . . . . . . . .   13
         4D.  PARTIAL PREPAYMENTS PRO RATA   . . . . . . . . . . . . .   13
         4E.  RETIREMENT OF NOTES  . . . . . . . . . . . . . . . . . .   13

     5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .   14
         5A.  FINANCIAL STATEMENTS; REPORTS  . . . . . . . . . . . . .   14
         5B.  INFORMATION REQUIRED BY RULE 144A  . . . . . . . . . . .   17
         5C.  INSPECTION OF PROPERTY   . . . . . . . . . . . . . . . .   18
         5D.  COVENANT TO SECURE NOTES EQUALLY   . . . . . . . . . . .   18
         5E.  MAINTENANCE OF PROPERTIES; INSURANCE   . . . . . . . . .   18
         5F.  CORPORATE EXISTENCE, ETC.  . . . . . . . . . . . . . . .   19
         5G.  PAYMENT OF TAXES AND CLAIMS  . . . . . . . . . . . . . .   19
         5H.  COMPLIANCE WITH LAWS, ETC.   . . . . . . . . . . . . . .   20
         5I.  TRUST.     . . . . . . . . . . . . . . . . . . . . . . .   20

     6.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . .   20























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         6A.  INTENTIONALLY OMITTED  . . . . . . . . . . . . . . . . .   20
         6B.  DIVIDEND LIMITATION  . . . . . . . . . . . . . . . . . .   20
         6C.  LIEN, DEBT, AND OTHER RESTRICTIONS   . . . . . . . . . .   21
         6C(1).  LIENS   . . . . . . . . . . . . . . . . . . . . . . .   22
         6C(2).  DEBT  . . . . . . . . . . . . . . . . . . . . . . . .   24
         6C(3).  LOANS, ADVANCES, INVESTMENTS AND CONTINGENT
                   LIABILITIES . . . . . . . . . . . . . . . . . . . .   26
         6C(4).  INTENTIONALLY OMITTED   . . . . . . . . . . . . . . .   28
         6C(5).  MERGER AND SALE OF ASSETS   . . . . . . . . . . . . .   28
         6C(6).  LEASE RENTALS   . . . . . . . . . . . . . . . . . . .   30
         6C(7).  SALE AND LEASE-BACK   . . . . . . . . . . . . . . . .   31
         6C(8).  SALE OR DISCOUNT OF RECEIVABLES   . . . . . . . . . .   31
         6C(9).  CERTAIN CONTRACTS   . . . . . . . . . . . . . . . . .   31
         6C(10).  PRIORITY DEBT  . . . . . . . . . . . . . . . . . . .   33
         6C(11).  TRANSACTIONS WITH AFFILIATES   . . . . . . . . . . .   33
         6C(12).  TRANSFER OF ASSETS TO SUBSIDIARIES   . . . . . . . .   34
         6C(13).  SUBSIDIARY DIVIDEND RESTRICTIONS   . . . . . . . . .   34
         6D.  ISSUANCE OF STOCK BY SUBSIDIARIES; CERTAIN CHANGES   . .   34
         6E.  COMPLIANCE WITH ERISA  . . . . . . . . . . . . . . . . .   35
         6F.  MAINTENANCE OF BUSINESS  . . . . . . . . . . . . . . . .   37
         6G.  MODIFICATION OF MATERIAL AGREEMENTS  . . . . . . . . . .   37

     7.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .   38
         7A.  ACCELERATION   . . . . . . . . . . . . . . . . . . . . .   38
         7B.  RESCISSION OF ACCELERATION   . . . . . . . . . . . . . .   42
         7C.  NOTICE OF ACCELERATION OR RESCISSION   . . . . . . . . .   43
         7D.  OTHER REMEDIES   . . . . . . . . . . . . . . . . . . . .   43

     8.  REPRESENTATIONS, COVENANTS AND WARRANTIES . . . . . . . . . .   43
         8A.  ORGANIZATION; AUTHORITY; ENFORCEABILITY  . . . . . . . .   43
         8B.  FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . .   44
         8C.  ACTIONS PENDING  . . . . . . . . . . . . . . . . . . . .   45
         8D.  OUTSTANDING DEBT   . . . . . . . . . . . . . . . . . . .   45
         8E.  TITLE TO PROPERTIES  . . . . . . . . . . . . . . . . . .   45
         8F.  TAXES  . . . . . . . . . . . . . . . . . . . . . . . . .   46
         8G.  CONFLICTING AGREEMENTS AND OTHER MATTERS   . . . . . . .   46
         8H.  OFFERING OF SECURITIES   . . . . . . . . . . . . . . . .   47





















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         8I.  USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . .   47
         8J.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . .   48
         8K.  GOVERNMENTAL CONSENT   . . . . . . . . . . . . . . . . .   49
         8L.  ENVIRONMENTAL COMPLIANCE   . . . . . . . . . . . . . . .   49
         8M.  DISCLOSURE   . . . . . . . . . . . . . . . . . . . . . .   50
         8N.  CAPITAL STOCK AND RELATED MATTERS  . . . . . . . . . . .   51
         8O.  PATENTS, LICENSES, ETC.  . . . . . . . . . . . . . . . .   51
         8P.  INVESTMENT COMPANY ACT   . . . . . . . . . . . . . . . .   52
         8Q.  PUBLIC UTILITY HOLDING COMPANY ACT   . . . . . . . . . .   52
         8R.  SECURITY INTERESTS   . . . . . . . . . . . . . . . . . .   52
         8S.  DELIVERY OF BMO CREDIT AGREEMENT   . . . . . . . . . . .   52

     9.  REPRESENTATIONS OF EACH PURCHASER . . . . . . . . . . . . . .   52
         9A.  NATURE OF PURCHASE   . . . . . . . . . . . . . . . . . .   52
         9B.  SOURCE OF FUNDS  . . . . . . . . . . . . . . . . . . . .   53

     10.  DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . .   53
         10A.  DEFINITIONS   . . . . . . . . . . . . . . . . . . . . .   53
         10B.  ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS   . . .   65
         10C.  COMPUTATION OF TIME PERIODS   . . . . . . . . . . . . .   66

     11.  JUDICIAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . .   66
         11A.  CONSENT TO JURISDICTION   . . . . . . . . . . . . . . .   66
         11B.  ENFORCEMENT OF JUDGMENTS  . . . . . . . . . . . . . . .   66
         11C.  SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . .   67
         11D.  NO LIMITATION ON SERVICE OR SUIT  . . . . . . . . . . .   67

     12.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   67
         12A.  NOTE PAYMENTS   . . . . . . . . . . . . . . . . . . . .   67
         12B.  EXPENSES; INDEMNITY   . . . . . . . . . . . . . . . . .   68
         12C.  CONSENT TO AMENDMENTS   . . . . . . . . . . . . . . . .   70
         12D.  FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
               LOST NOTES  . . . . . . . . . . . . . . . . . . . . . .   71
         12E.  PERSONS DEEMED OWNERS; PARTICIPATIONS   . . . . . . . .   72
         12F.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
               COVENANTS; ENTIRE AGREEMENT . . . . . . . . . . . . . .   72
         12G.  SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . . .   73





















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         12H.  DISCLOSURE TO OTHER PERSONS   . . . . . . . . . . . . .   73
         12I.  NOTICES   . . . . . . . . . . . . . . . . . . . . . . .   74
         12J.  PAYMENTS DUE ON NON-BUSINESS DAYS   . . . . . . . . . .   74
         12K.  SATISFACTION REQUIREMENT  . . . . . . . . . . . . . . .   74
         12L.  GOVERNING LAW   . . . . . . . . . . . . . . . . . . . .   75
         12M.  SEVERABILITY  . . . . . . . . . . . . . . . . . . . . .   75
         12N.  DESCRIPTIVE HEADINGS  . . . . . . . . . . . . . . . . .   75
         12O.  COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . .   75
         12P.  SEVERALTY OF OBLIGATIONS  . . . . . . . . . . . . . . .   75


     PURCHASER SCHEDULE

     SCHEDULE 3A(6) -- CERTAIN EVENTS

     SCHEDULE 6C(1) -- CERTAIN LIENS

     SCHEDULE 6C(3) -- PERMITTED INVESTMENTS

     SCHEDULE 6C(9) -- CERTAIN CONTRACTS

     SCHEDULE 8C -- CERTAIN PENDING OR THREATENED LITIGATION

     SCHEDULE 8D -- OUTSTANDING DEBT

     SCHEDULE 8E -- PROPERTY DISPOSED OF SINCE DECEMBER 31, 1992

     SCHEDULE 8G -- CONFLICTING AGREEMENTS

     SCHEDULE 8J -- CERTAIN ERISA PLANS

     SCHEDULE 8T -- CERTAIN SUBSIDIARIES

     EXHIBIT A -- FORM OF SENIOR SECURED NOTE

     EXHIBIT B -- FORM OF CERTIFICATE OF MERGER






















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     EXHIBIT C -- FORM OF COLLATERAL AGENCY AGREEMENT

     EXHIBIT D -- FORM OF INTERCREDITOR AGREEMENT

     EXHIBIT E -- FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL

     EXHIBIT E-1 -- FORM OF OPINION OF COMPANY'S DELAWARE COUNSEL

     EXHIBIT F -- FORM OF OPINION OF COMPANY'S COUNSEL

     EXHIBIT F-1 -- FORM OF OPINION OF COMPANY'S COUNSEL

     EXHIBIT G -- FORM OF REGISTRATION RIGHTS AGREEMENT

     EXHIBIT H -- FORM OF CASH COLLATERAL AGREEMENT

     EXHIBIT I -- FORM OF VOTING AGREEMENT

     EXHIBIT K -- FORM OF BY-LAW AMENDMENTS

     EXHIBIT S -- FORM OF OPINION OF SFER'S COUNSEL

     EXHIBIT T -- FORM OF TRUST AGREEMENT







































                                       P-5
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                               HADSON CORPORATION
                           101 Park Avenue, Suite 1400
                            Oklahoma City, OK  73102


                                                    As of December 14, 1993



     To Each of the Purchasers Named in the
         Purchaser Schedule Attached Hereto

     Ladies and Gentlemen:

               The undersigned, Hadson Corporation, a Delaware corporation (the "COMPANY"), and each of the institutions listed on the Purchaser Schedule (collectively, the "PURCHASERS"), hereby agree as follows:

               PRELIMINARY STATEMENT. The Company and the Purchasers entered into a Restated Securities Purchase Agreement, dated as of December 16, 1992 (the "EXISTING PURCHASE AGREEMENT"), pursuant to which, among other things, the Company issued to the Purchasers secured promissory notes in the aggregate principal amount of $56,400,000.00 (the "EXISTING NOTES"), 49,500 shares of the Company's 7% Senior Cumulative Preferred Stock, Series A, par value $.01 per share (the "EXISTING SENIOR PREFERRED"), 300,000 shares of the Company's Common Stock, par value $.01 per share (the "EXISTING COMMON"), 72,704,000 shares of the Company's Class B Common Stock, par value $.01 per share (the "EXISTING CLASS B COMMON"), and 11,341,000 shares of the Company's Class C Common Stock, par value $.01 per share (the "EXISTING CLASS C COMMON"). CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SPECIFIED IN PARAGRAPH 10.


























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               The Company has entered into an Agreement of Merger, dated as of July 28, 1993, and amended as of November 9, 1993 (as so amended, the "MERGER AGREEMENT"), with Santa Fe Energy Resources, Inc., a Delaware corporation ("SFER"), and Adobe Gas Pipeline Company, a Delaware corporation ("AGPC") and a wholly owned subsidiary of SFER Pipeline, Inc., a Delaware corporation and a wholly-owned subsidiary of SFER ("Pipeline"), pursuant to which AGPC will be merged with and into the Company, with the subsidiaries of AGPC thereby becoming Subsidiaries of the Company (the "MERGER"). Pursuant to the Merger Agreement, as of the Effective Time (as defined in the Merger Agreement), (i) all of the shares of common stock of AGPC will be converted into 2,080,000 shares of Senior Preferred Stock and such number of shares of New Common as is set forth in Section 2.7 of the Merger Agreement, (ii) each share of the Company's 8% Junior Cumulative Convertible Preferred Stock, Series B, par value $.01 per share (the "OLD JUNIOR PREFERRED"), outstanding immediately prior to the Merger will be converted into 1.50733 shares of New Common and
     1.09667 shares of New Junior Preferred Stock, (iii) each share of Existing Common outstanding immediately prior to the Merger will be converted into (A) .06667 (approximately 1/15th) of a share of New Common and (B) a number of shares of New Junior Preferred Stock equal to the quotient of (1) the amount, if positive, by which (a) 4,983,180 exceeds (b) the product of 1.09667 times the number of shares of Old Junior Preferred outstanding immediately prior to the Merger divided by (2) the number of shares of Existing Common outstanding immediately prior to the Merger, (iv) the shares of the Existing Class B Common outstanding immediately prior to the Merger will be converted into the right to receive a beneficial interest in the Trust,
     (v) each share of Existing Class C Common outstanding immediately prior to the Merger will be converted into .06667 (approximately 1/15th) of a share of New Common and (vi) the shares of the Existing Senior Preferred outstanding immediately prior to the Merger will be converted into an aggregate of 553,658 shares of New Common, the right to receive a beneficial interest in the Trust and the right to receive $33,000,000 aggregate principal amount of the Company's senior secured promissory notes (the


























                                        2
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     "MERGER NOTES") (such conversions described in clauses (i) through
     (vi) being referred to, collectively, as the "CONVERSIONS"). On the Effective Date, the Company will settle a trust with 4,983,180 shares of New Common naming the Purchasers as the beneficiaries thereof in accordance with the terms of the Trust Agreement.

               Immediately following the Merger, HEPSI will be merged with and into the Company, with the Subsidiaries directly owned by HEPSI, thereby becoming direct Subsidiaries of the Company.

               On the date hereof, the Purchasers are entering into this Securities Purchase Agreement (this "AGREEMENT") with the Company, pursuant to which, among other things, (i) the indebtedness and obligations of the Company under the Existing Purchase Agreement will be, on and as of the Effective Date, exchanged for $23,400,000 aggregate principal amount of the Company's senior secured promissory notes (the "EXCHANGE NOTES" and, together with the Merger Notes, the "SENIOR SECURED NOTES"), (ii) the Company will issue the Merger Notes and (iii) certain rights and obligations of the parties with respect to the Senior Secured Notes and the securities issued to the Purchasers pursuant to the Merger Agreement are set forth. The Company has requested that the Purchasers enter into this Agreement for such purposes. The Purchasers are, on the terms and subject to the satisfaction of the conditions stated below, agreeable to granting the request of the Company and the Company and the Purchasers have agreed, subject to the satisfaction of such conditions, to terminate the Existing Purchase Agreement in its entirety, except to the extent specifically set forth herein.

          1. ISSUANCE AND EXCHANGE OF SECURITIES. On the Effective Date, the Company shall have authorized the issuance and payment of and shall issue and pay or deliver to each Purchaser, and each Purchaser shall receive, in the amounts set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto:




























                                        3
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               (i)  (A) subject to the terms and conditions hereinafter set forth, the Exchange Notes in the aggregate original principal amount of $23,400,000 in exchange for the Existing Notes and (B) the Merger Notes, all such Notes to be dated the Effective Date, to mature on December 31, 2003, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall become due and payable at the rate equal to 8.0% per annum, and to be substantially in the form of Exhibit A attached hereto; and

                  (ii) certificates evidencing the aggregate of 1,309,762 full shares of New Common issuable upon the Conversion of the Existing Class C Common and the Existing Senior Preferred pursuant to the Merger Agreement, which New Common shall have the rights to be set forth in the Restated Certificate of Incorporation of the Company as proposed to be amended pursuant to the Certificate of Merger with respect to the Merger (the "CERTIFICATE OF MERGER"), which shall be substantially in the form of Exhibit B attached hereto (as so amended, the "NEW RESTATED CERTIFICATE OF INCORPORATION"); and

                 (iii) subject to the terms and conditions hereinafter set forth, cash payments in an aggregate amount equal to accrued and unpaid interest on the Existing Notes as of the Effective Date at the rate set forth in the Existing Notes (the "CASH PAYMENTS").

                The term "NOTES" as used herein shall include each Senior Secured Note and each Note delivered in substitution or exchange for
     any such Note pursuant to this Agreement.   The term "EQUITY
     SECURITIES" shall mean the shares of New Common described in clause
     (ii) above. The term "SECURITIES" shall mean the Notes and the Equity Securities.

          2.  CLOSING OF THE ISSUANCE AND EXCHANGE OF SECURITIES.

               2A. CLOSING. On the Effective Date, which shall occur as promptly as practicable following the Effective Time (the



























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     "CLOSING" or the "DATE OF CLOSING"), the Company will deliver to each
     Purchaser, at the offices of Weil, Gotshal & Manges at 767 Fifth Avenue, New York, New York, against surrender by such Purchaser of its Existing Notes and the stock certificates evidencing its Existing Class B Common, Existing Class C Common and Existing Senior Preferred, as applicable, (i) the Senior Secured Notes evidencing the aggregate principal amount of the Senior Secured Notes to be received by such Purchaser, in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule, (ii) stock certificates, registered in such Purchaser's name, evidencing the aggregate number of shares of New Common to be received by such Purchaser in the numbers specified with respect to such Purchaser in the Purchaser Schedule, and (iii) by wire transfer of immediately available funds to the account indicated with respect to such Purchaser on the Purchaser Schedule, the aggregate amount of Cash Payments to be received by such Purchaser. Immediately upon surrender, the Existing Notes will be cancelled and the Existing Purchase Agreement will be automatically terminated, except to the extent expressly set forth herein. Upon receipt by the Purchasers of the Senior Secured Notes, the Equity Securities, and the Cash Payments as set forth above, The Prudential Insurance Company of America shall deliver, free and clear of any and all liens created by or consented to by any of the Purchasers or by The Prudential Insurance Company of America, in its capacity as agent for the Purchasers, (a) to the Company (x) all funds being held by it as collateral for the obligations under the Existing Notes pursuant to that certain Cash Collateral Agreement, dated as of July 15, 1993, as amended, between the Company and The Prudential Insurance Company of America, as agent for the benefit of the purchasers under the Existing Purchase Agreement, by wire transfer of such funds to the Company's Account No. 2-927-929, ABA No. 031000037, at Mellon Bank, N.A., Philadelphia, Pennsylvania and (y) all certificates and instruments being held by it as collateral for the Existing Notes which are not being delivered to the Collateral Agent as set forth in clause (b) below and (b) to the Collateral Agent all certificates and instruments being held by it as collateral for

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     the Existing Notes which will be held by the Collateral Agent as
     Collateral. As promptly as practicable after the Closing, the Company shall pay to each Purchaser, by business check, any cash payable to such Purchaser in lieu of any fractional shares of New Common pursuant to Section 2.9(a) of the Merger Agreement.

          3.  CONDITIONS.

          3A. CONDITIONS OF CLOSING. The effectiveness of this Agreement and the obligation of each Purchaser to exchange its Existing Notes as set forth herein is subject to the satisfaction, on or before the Date of Closing, of each of the following conditions:

          3A(1). CERTAIN DOCUMENTS. Each Purchaser shall have received the following, each dated the Date of Closing:

               (i) The Senior Secured Notes, certificates evidencing the Equity Securities and the Cash Payments.

              (ii) Certified copies of the resolutions of the Board of Directors of the Company and each of its Subsidiaries, as the case may be, authorizing and approving (a) this Agreement, the Registration Rights Agreement, the Trust Agreement, the Present Collateral Documents, and the issuance of the Securities and (b) the Merger Agreement, the HEPSI Merger and each of the other Related Transactions, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Registration Rights Agreement, the Trust Agreement, the Present Collateral Documents, the Securities, the Merger, the HEPSI Merger and each other Related Transaction and the transactions contemplated hereby and thereby, as the Purchasers may reasonably request.

               (iii) Certified copies of the resolutions of the Board of Directors of each of SFER and Pipeline authorizing and approving the Registration Rights Agreement, the Voting

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          Agreement, and in the case of SFER, the Merger Agreement, and the transactions contemplated thereby, accompanied by a certificate of the Secretary or an Assistant Secretary of each of SFER and Pipeline certifying the names and the true signatures of the officers of such company authorized to execute each such agreement.

               (iv) A certificate of the Secretary or an Assistant Secretary of the Company and each of its Subsidiaries, as the case may be, certifying the names and true signatures of the officers of the Company and each of its Subsidiaries, as the case may be, authorized to execute this Agreement, the Registration Rights Agreement, the Trust Agreement, the Present Collateral Documents, the Notes and the other documents to be delivered hereunder.

               (v) Certified copies of the by-laws of the Company, as proposed to be amended by the by-law amendments in the form of Exhibit K attached hereto (as amended, the "BY-LAWS"), which shall be in full force and effect.

               (vi) A favorable opinion of (A) Kelley Drye & Warren, special New York counsel to the Company, (B) Potter Anderson & Corron, special Delaware counsel to the Company, (C) Vinson & Elkins L.L.P., special counsel to the Company, and (D) Diamond, Stuart & Timmons, counsel to the Company, satisfactory to the Purchasers and substantially in the form of Exhibits E, E-1, F and F-1, respectively, attached hereto, and as to such other matters as the Purchasers may reasonably request.

               (vii) A favorable opinion of Andrews & Kurth, L.L.P., counsel to SFER and Pipeline, satisfactory to the Purchasers and substantially in the form of Exhibit S attached hereto, and as to such other matters as the Purchasers may reasonably request.

               (viii) Copies of the Present Collateral Documents, duly executed and delivered by the Company, and each Subsidiary a party thereto, each in form and substance satisfactory to the Purchasers, with copies of each of the following:

                    (A) executed copies of financing statements (Form UCC-
               1) to be filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the opinion of the Purchasers, desirable to perfect the security interests created by such Present Collateral Documents;

                    (B) certificates representing the shares of stock pledged under such Present Collateral Documents and undated stock powers for such certificates executed in blank;

                    (C) promissory notes representing the notes pledged
               under such Present Collateral Documents and undated bond powers for such notes executed in blank; and

                    (D) such evidence that all other actions necessary or, in the opinion of the Purchasers, desirable to perfect and effect the security interests created by such Present Collateral Documents have been taken (other than (i) filing of financing statements, which shall be filed as promptly as practicable after the Closing and (ii) perfection of the Collateral Agent's interest in bank accounts and disbursing accounts of the Company).

               (ix) Copies of certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name the Company or any Sub-sidiary (under its present name and any previous name) a party to the Present Collateral Documents, as debtor and which are filed in all jurisdictions in which the Company or such Subsidiary owns property or conducts business together with copies of such financing statements.

               (x) The Registration Rights Agreement, duly executed and delivered by the Company, SFER and Pipeline in the form of Exhibit G attached hereto (the "REGISTRATION RIGHTS AGREEMENT").

               (xi) A copy of the BMO Credit Agreement together with all related documents thereto (other than the Present Collateral Documents), certified by an officer of the Company as being a true and correct copy of each such document, in form and substance satisfactory to the Purchasers.

               (xii) The Intercreditor Agreement, duly executed by BMO, as Agent under the BMO Credit Agreement.

               (xiii)  [Intentionally Omitted].

               (xiv) Evidence that the Certificate of Merger has been duly executed by the Company and has been duly filed with the Secretary of State of the State of Delaware.

               (xv) Evidence that a certificate of merger with respect to the HEPSI Merger, in form and substance satisfactory to the Purchasers, has been duly executed by the Company and has been duly filed with the Secretary of State of the State of Delaware.

               (xvi)  The Voting Agreement, duly executed by SFER and
          Pipeline.

               (xvii) The Collateral Agency Agreement duly executed by the Collateral Agent and BMO, as Agent under the BMO Credit
          Agreement, in substantially the form of Exhibit C hereto (the "COLLATERAL AGENCY AGREEMENT").

               (xviii) The Trust Agreement, duly executed by the Company and the Trustee, in substantially the form of Exhibit T hereto.

               (xix) Such additional documents, information and materials as the Purchasers may reasonably request, including, without limitation, copies of any debt agreements, security agreements and other material contracts to which the Company or any Subsidiary is a party.

          3A(2). OPINION OF PURCHASERS' SPECIAL COUNSEL. Such Purchaser shall have received from Weil, Gotshal & Manges, who are acting as special counsel for the Purchasers in connection with this transac-tion, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

          3A(3). REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties of the Company and each Subsidiary contained in paragraph 8 of this Agreement and in each of the Present Collateral Documents shall be true on and as of the Date of Closing; there shall exist on the Date of Closing no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate satisfactory to such Purchaser, dated the Date of Closing, attesting to both such effects.

          3A(4). RECEIPT PERMITTED BY APPLICABLE LAWS. (i) The purchase of and payment for (by exchange of the Existing Notes) the Exchange Notes to be acquired by such Purchaser on the Date of Closing on the terms and conditions herein provided, (ii) the receipt by the Purchaser of the Merger Notes, the Equity Securities and the other interests to which it is entitled under the Merger Agreement and (iii) the establishment of the Trust on the Date of Closing on the terms and conditions provided in the Trust Agreement shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of

     Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

          3A(5). PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and the Related Transactions and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          3A(6). MATERIAL ADVERSE EFFECT. No event shall have occurred since December 31, 1992 and be continuing which in the judgment of any Purchaser has had or could reasonably be expected to have a Material Adverse Effect other than as set forth on Schedule 3A(6).

          3A(7).  FEES AND EXPENSES PAID.    The Purchasers shall have
     received evidence satisfactory to them that the fees and expenses to be paid by the Company on the date hereof pursuant to paragraph 12B shall have been paid in full.

          4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

          4A. REQUIRED PREPAYMENTS. (i) Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, (A) $2,500,000 on the Closing Date, (B) $1,000,000, on or prior to August 1, 1994 and (C) such sums as shall reduce the outstanding principal amount of the Notes, as of December 31 in the year set forth below, to the amount set forth opposite such year:


               Year                Outstanding Principal Amount
               ----                ----------------------------
               1994                       $52,900,000.00
               1995                        52,900,000.00
               1996                        50,400,000.00
               1997                        44,500,000.00
               1998                        36,500,000.00
               1999                        28,500,000.00
               2000                        20,500,000.00
               2001                        12,500,000.00
               2002                         4,500,000.00
               2003                                 0.00


     Each such prepayment shall be in integral multiples of $500,000 and be accompanied by interest on the amount prepaid at the rate specified in the Notes to such prepayment date. Each such payment described in the immediately preceding clause (C), if not earlier made, shall become due on December 31 in the relevant year.

          (ii) Upon receipt by the Company of the proceeds of Asset Sales in excess of the amounts set forth in paragraph 6C(5)(iv) which the Company either (x) does not intend to use for the acquisition of other assets within 90 days as set forth in such paragraph or (y) does not so use within the 90 days set forth in such paragraph, the Company shall apply such excess to the prepayment of the principal of the Notes, and to the payment of interest to such prepayment date on the amount prepaid at the rate specified in the Notes, without premium.

          4B. OPTIONAL PREPAYMENT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (but any such partial payment shall be in integral multiples of $500,000), without premium, at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date.

          4C. NOTICE OF PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4A or 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4A or 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

          4D. PARTIAL PREPAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all outstanding Notes purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

          4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

          5.  AFFIRMATIVE COVENANTS.  From and after the Effective Date,
     (i) so long as any Note shall remain unpaid and (ii) following the payment of the Notes in full, with respect to paragraphs 5A, 5B and 5C, if and so long as the Company is not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and any Purchaser holds Equity Securities, the Company covenants that:

          5A. FINANCIAL STATEMENTS; REPORTS. The Company will deliver to each Significant Holder in quadruplicate (delivery in quadruplicate to The Prudential Insurance Company of America will satisfy the Company's obligation to deliver such reports to Prudential hereunder):

               (i) as soon as available and in any event within 30 days after the end of each fiscal year of the Company, consolidating and consolidated statements of projected income from operations and of projected cash flows and a consolidating and consolidated projected balance sheet of the Company and its Subsidiaries, in each case for the following fiscal year, such projected statements to be prepared on a quarterly basis and to be based, and reported by the chief executive officer, chief financial officer or treasurer of the Company as being based, on the Company's best estimates, information and assumptions at the time, and all such statements to be in reasonable detail and supported by a schedule enumerating the principal assumptions incorporated therein;

               (ii) as soon as practicable and in any event within 45 days after the end of each month in each fiscal year of the

          Company (other than the last month in each fiscal year), consolidating and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such month and, in the case of the last month of a quarterly period, for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such month, setting forth in the case of the consolidated statements in comparative form corresponding consolidated figures for the corresponding month, and in the case of the last month of a quarterly period, for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to
                           ------------------
          clause (iv) below of copies of the Quarterly Report on Form 10-Q of the Company for any such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements for such quarterly period;

               (iii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in the case of such consolidated statements in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iv) below of
          --------  -------
          copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (iii) with respect to consolidated financial statements;

               (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to the holders of its outstanding securities (or trustees or agents therefor) and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

               (v) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

               (vi) promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which the Company or any ERISA Affiliate receives from the PBGC, in each case which relate to any Lien or liability not permitted by this Agreement;

               (vii) upon delivery thereof to BMO, a copy of all financial statements and reports delivered to BMO by the Company pursuant to the BMO Credit Agreement, unless the same has been delivered under this Agreement; and

               (viii) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such Significant Holder may reasonably request.

     Together with each delivery of financial statements required by clauses (ii) and (iii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6B and 6C(1) through 6C(13) inclusive and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (iii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

               The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of the holder of any Securities that is a qualified institutional buyer, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Securities, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

          5C. INSPECTION OF PROPERTY. The Company will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

          5D. COVENANT TO SECURE NOTES EQUALLY. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12(C)), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

          5E. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, all to the extent material to the Company and its Subsidiaries taken as a whole. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance (including self-insurance, co-insurance, retainage and other similar arrangements) with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations.

          5F. CORPORATE EXISTENCE, ETC. Subject to the provisions of paragraph 6C(5), the Company will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and those of each of its Subsidiaries and will qualify, and cause each of its Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole, provided that the corporate existence of any such Subsidiary,
     --------
     including, without limitation, any Subsidiary which was a subsidiary of AGPC prior to the Merger, may be terminated if, in the good faith judgment of the Board of Directors of the Company, such termination is in the best interests of the Company and could not reasonably be expected to have a Material Adverse Effect on the holders of the Notes or the Equity Securities.

          5G. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, all to the extent material to the Company and its Subsidiaries taken as a whole, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or significant interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, provided that no
                                                         --------
     such charge or claim
     need be paid if being contested in good faith by appropriate proceedings and if such accrual or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

          5H. COMPLIANCE WITH LAWS, ETC. The Company will comply and cause its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole.

          5I. TRUST. The Company will comply with the terms of the Trust Agreement.

          6. NEGATIVE COVENANTS. From and after the Effective Date, so long as any Note shall remain unpaid, the Company covenants that:

          6A.  INTENTIONALLY OMITTED.

          6B. DIVIDEND LIMITATION. The Company will not pay or declare any dividend on any class of its stock or make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock (other than pursuant to the Merger Agreement, the Equity Incentive Plan or the Special Options) or make any payments of principal of, or retire, redeem, purchase or otherwise acquire, any Subordinated Debt (all of the foregoing being herein called "RESTRICTED PAYMENTS"), other than
     (i) dividends on Senior Preferred Stock payable in shares of such stock, (ii) payments of Intercompany Notes, (iii) issuances of shares of New Common issuable upon the exercise or conversion of shares of New Junior Preferred Stock in accordance with the New Restated Cer-tificate of Incorporation, (iv) pursuant to the Trust Agreement, (v) the surrender to and receipt by the Company of shares of New Junior Preferred Stock upon the exercise or conversion thereof pursuant to the New Restated Certificate of

     Incorporation, (vi) payments of cash in lieu of issuing (A) fractional shares of New Common in connection with the exercise or conversion of shares of New Junior Preferred Stock or (B) fractional shares of Senior Preferred Stock in connection with the payment of dividends on such stock payable in shares of such stock, provided, that the cash
                                                 --------
     payments described in clauses (A) and (B) above (other than those made from the proceeds of any aggregation and sale of fractional shares) shall not aggregate more than $100,000 during any fiscal year of the Company and (vii) other Restricted Payments (other than in respect of New Common) during the calendar years set forth below, but only if, on the date such other Restricted Payments are declared (in the case of a dividend) or paid (in the case of other Restricted Payments), (x) no Default or Event of Default shall exist or shall result from such Restricted Payment and (y) the outstanding principal balance of the Notes has been reduced to the amount set forth opposite the calendar year described below in which such date occurs:



                                        Outstanding Principal
              Calendar Year                Balance of Notes
              -------------             ---------------------
                  1996                       $30,300,000.00
                  1997                        24,800,000.00
                  1998                        19,300,000.00
                  1999                        13,800,000.00
                  2000                         8,300,000.00
                  2001                         2,800,000.00
              2002-2003                                0.00


     The term "STOCK" as used in this paragraph 6B shall include warrants and options to purchase stock.

          6C. LIEN, DEBT, AND OTHER RESTRICTIONS. The Company will not and will not permit any Subsidiary to:

          6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except
               ------
               (i) Liens for taxes, assessments, governmental levies or charges not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary in accordance with generally accepted accounting principles,

               (ii) other statutory Liens (including landlord liens) incidental to the conduct of its business or the ownership of its property and assets which were not or are not incurred in connection with the borrowing of money or the obtaining of advances or credit or guaranteeing the obligations of a Person, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

               (iii) Liens on property or assets of a Subsidiary to secure Debt permitted under paragraph 6C(2)(iii),

               (iv) Liens on assets purchased from a seller other than the Company or a Subsidiary, which Liens are created at the time of acquisition of such property by the Company or any Subsidiary or within 10 days thereafter, to secure not more than 90% (or to secure Debt incurred by the Company or any Subsidiary to pay not more than 90%) of the purchase price thereof, but only to the extent the incurrence of such Debt is permitted by paragraph 6C(2)(vi),

               (v) any Lien renewing, extending or refunding any Lien permitted by clause (iv) above, provided that the principal
                                          --------
          amount secured is not increased, and the Lien is not extended to other property of the Company or any Subsidiary,

               (vi) Liens presently existing or hereinafter created in favor of the Purchasers or their Transferees or in favor of the Collateral Agent for the benefit of the banks now or hereafter parties to the BMO Credit Agreement and the Purchasers or their Transferees, including, without limitation, any Lien created by any of the Collateral Documents,

               (vii) Liens on real or personal property, arising out of Liens or claims of owners of oil and gas interests created by statute securing the purchase price payable for oil and gas purchased by the Company or any Subsidiary in the ordinary course of business; provided that all such Liens shall be discharged in
                       --------
          a timely fashion or contested in good faith by appropriate proceedings; provided, further, that any order or notice entered
                       --------  -------
          or given in said proceedings for execution of the enforcement of said Lien shall be stayed within 30 days from the date of entry of such order or the giving of such notice,

               (viii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not or are not incurred in connection with the borrowing of money or the obtaining of advances or credit (including those arising under contracts with the government of the United States or any State thereof or any local subdivision or contracting agency of any thereof, or pledges or deposits securing performance obligations under the natural gas sales contracts, which together do not exceed $2,000,000 in the aggregate, and pledges or deposits for the purpose of securing a stay or discharge of legal proceedings not exceeding $25,000), and which do not in the aggregate materially detract from the value of its property or assets, or materially impair the use thereof in the operation of its business,

               (ix) Liens granted by the Subsidiary Borrowers on all inventory, accounts receivables, cash, deposits,

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          instruments, investment securities and other personal property of the Subsidiary Borrowers, in each instance whether now owned or existing or hereafter issued, acquired or arising and all proceeds thereof (collectively, the "BMO COLLATERAL") to secure the obligations of the Company and the Subsidiary Borrowers pursuant to the BMO Credit Agreement; provided that the
                                                --------
          outstanding amount of letters of credit secured by the BMO Collateral shall not at any time exceed $60,000,000 and the amount of advances secured by the BMO Collateral shall not at any time exceed $10,000,000,

               (x) Liens on property acquired by the Company or any Subsidiary which Liens were in place at the time such property was acquired, provided that such Liens were not granted in
                        --------
          contemplation of the property being so acquired,

               (xi) Liens created by the Indemnity and Holdback Agreement, dated December 15, 1991, by and among the Company, HD Energy Corporation ("HD Energy"), LG&E Energy Corp. and LG&E Energy Systems Inc., as modified by the Settlement Agreement made the 23rd day of September 1992, and

               (xii)  Liens existing on the date hereof set forth on
          Schedule 6C(1).

          6C(2).  DEBT.  Create, incur, assume or suffer to exist any Debt, except
          ------
               (i)  Debt of the Company represented by the Senior Secured
          Notes,

               (ii) Debt of the Company and the Subsidiary Borrowers under the BMO Credit Agreement, guarantees of the obligations of the Subsidiary Borrowers under the BMO Credit Agreement, and any amendments, modifications, renewals and extensions thereof permitted pursuant to paragraph 6G,

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               (iii)  Debt of the Company to a Wholly Owned Subsidiary, of
          a Wholly Owned Subsidiary to the Company, of a Subsidiary Borrower to another Subsidiary Borrower, of a Pledged Subsidiary to another Pledged Subsidiary and of an Other Subsidiary to an Other Subsidiary,

               (iv) Debt of the Company and the Subsidiaries pursuant to the Collateral Documents,

               (v) Guaranties permitted by paragraph 6C(3)(vi) and guaranties and other arrangements permitted by paragraph 6C(9)(v)(y) and (z),

               (vi) Debt incurred to pay the purchase price of property acquired by the Company or any Subsidiary in an aggregate amount outstanding not at any time in excess of the sum of (x) 20% of the Total Capital of the Company on the Effective Date, after giving effect to the transactions contemplated hereby and to the Related Transactions, as such Total Capital is determined pursuant to a balance sheet of the Company as of the Effective Date delivered to the Purchasers not later than 60 days following the Effective Date and (y) 50% of the amount of all prepayments of the principal balance of the Notes made on or after the Effective Date other than such prepayments made with the proceeds of Asset Sales pursuant to paragraph 4A(ii), and any refundings or refinancings of any such Debt, provided, however, that (A) all
                                            --------  -------
          such Debt shall be without recourse to the Company or any Subsidiary or any of their respective assets (other than the property being acquired), (B) the amount of any such Debt shall not exceed the lesser of 90% of (i) the cost of the property so acquired and (ii) the fair value of such property and (C) the amount of such Debt that may be outstanding pursuant to clause
          (y) above shall be reduced by the amount of Debt outstanding pursuant to subparagraph (vii) below,

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               (vii)  Debt incurred by the Company in an aggregate amount outstanding not at any time in excess of 50% of the aggregate amount of principal prepayments of the Notes pursuant to paragraph 4B, provided, that (A) all such Debt shall be borrowed
                        --------
          from BMO and shall be either nonsecured or secured only by Liens permitted under paragraph 6C(1)(vi), and (B) the amount of Debt that may be outstanding pursuant to this subparagraph (vii) shall be reduced to the extent Debt is outstanding pursuant to clause
          (y) of subparagraph (vi) above as a result of principal payments pursuant to paragraph 4B, and

               (viii) Debt incurred by the Company in an aggregate amount outstanding not at any time in excess of the amount by which the principal balance of the Notes is prepaid with the proceeds of Asset Sales.

          6C(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any loan or advance to, or extend credit (other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company) to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire (other than pursuant to the Merger Agreement) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except
                                                                   ------
     that the Company or any Subsidiary may

               (i) own the stock of Subsidiaries (including, without limitation, Subsidiaries which were subsidiaries of AGPC immediately prior to the Merger, Beck & Root Fuel Company and Midwest Energy Companies, Inc., in each case in the amounts set forth on Schedule 6C(3),

               (ii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

               (iii) own, purchase or acquire (a) certificates of deposit of commercial banks organized under the laws of the United States (having capital resources in excess of $250,000,000) and commercial paper rated A-1 by Standard and Poor's Corporation or P-1 by Moody's Investors Services, Inc., and (b) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, in each case due within one year from the date of purchase and payable in the United States in United States dollars,

               (iv) endorse negotiable instruments for collection or deposit in the ordinary course of business,

               (v) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business, in an aggregate amount not to exceed $50,000 at any time outstanding,

               (vi) make and maintain the Guarantees described in paragraph 6C(2)(ii) and the Guarantees described in Schedule 6C(3),

               (vii) hedge its risk positions relating to the operations of its natural gas marketing business,

               (viii) make or suffer to exist loans to, or investments in, Beck & Root Fuel Company in an aggregate amount outstanding not to exceed at any time $2,000,000,

               (ix) make or permit ordinary course of business investments by the Company or any Subsidiary in partnerships or joint ventures holding title to pipe lines and gathering systems or gas processing plants and loans and advances by the Company or any Subsidiary to such partnerships or joint ventures provided that such partnerships or joint ventures shall at no time incur Debt for borrowed money or for the deferred purchase price of property for which the Company or any Subsidiary could under any circumstances be liable except for Debt held by the partners or joint ventures in proportion to their equity interests in the partnership or joint venture in question,

               (x) permit to make and remain outstanding the Debt permitted by paragraph 6C(2)(iii),

               (xi) make or permit the arrangements permitted by paragraph 6C(9)(v)(y) and (z), and

               (xii) in addition to advances relating to Debt permitted by paragraph 6C(2)(iii), make or permit advances by the Company to Wholly-Owned Subsidiaries arising from the Company providing administrative services to such Wholly-Owned Subsidiaries or temporarily paying expenses arising in the ordinary course of business of any Wholly-Owned Subsidiary which are not made to maintain the net worth of such Wholly-Owned Subsidiary so long as each such Wholly-Owned Subsidiary is invoiced monthly by the Company and makes payments in full of the invoiced amount within 30 days after the date of such invoice.

          6C(4).  INTENTIONALLY OMITTED.

          6C(5). MERGER AND SALE OF ASSETS. Other than the Merger, the HEPSI Merger, the contract described in clause (x)(A) of the proviso to paragraph 6C(11) and transfers permitted under paragraphs 6C(2), 6C(3) and 6C(7), merge or consolidate with or into any other Person or convey, lease, transfer or otherwise dispose of any of its assets to any Person, except that
                 ------
               (i) any Wholly-Owned Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving corporation), any Subsidiary Borrower may merge with any other Subsidiary Borrower, any Pledged Subsidiary may merge with any other Pledged Subsidiary and any Other Subsidiary may merge with any Other Subsidiary,

               (ii) any Wholly-Owned Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company, any Subsidiary Borrower may sell, lease, transfer or otherwise dispose of any of its assets to another Subsidiary Borrower, any Pledged Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets to another Pledged Subsidiary and any Other Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets to any Other Subsidiary,

               (iii) the Company or any Subsidiary may sell inventory in the ordinary course of business consistent with past practices,

               (iv) the Company or any Subsidiary may engage in Asset Sales in which it receives cash consideration in an amount equal to the fair value (as determined in good faith by the Board of Directors of the Company) at the time of such Asset Sale of the assets sold to the extent the cash consideration net of taxes and other reasonable expenses incurred in connection therewith does not exceed (x) $5,000,000 in the aggregate during the first 12 full calendar months following the Effective Date or (y) $10,000,000 in the aggregate from and after the Effective Date; provided, however, that the Company or any Subsidiary may engage
          --------  -------
          in Asset Sales for cash consideration in excess of the amounts set forth in clauses (x) and (y) above if the amount of such excess is, upon receipt thereof, deposited with a designee of the Purchasers pursuant to a cash collateral agreement in the form of Exhibit H, and subsequently used by the Company or such Subsidiary within 90 days following receipt thereof (x) to prepay the Notes as set forth in paragraph 4A(ii) or (y) to acquire assets useful to the Company or such Subsidiary consistently with paragraph 6F; provided, further, that, unless the Company shall
                        --------  -------
          forward to the Purchasers a certified resolution of its Board of Directors that the Company intends to reinvest such proceeds as set forth in clause (y) above, the Company shall apply such proceeds to prepayment of the Notes immediately upon receipt thereof; provided, further that the Company or any Subsidiary acquiring
          --------  -------
          assets with the proceeds of any Asset Sales permitted under the first proviso to this paragraph 6C(5)(iv) shall pledge to the
                -------
          Purchasers the stock of any Subsidiary formed to hold such assets, and

               (v) the Company may merge or consolidate or sell, lease or otherwise transfer substantially all of its assets if (a) the Liens under the Collateral Documents are unaffected thereby or are replaced to the satisfaction of the Purchasers with essentially equivalent Liens; (b) either the Company is the surviving or resulting Person of such merger or consolidation or the surviving or resulting Person or the transferee (if other than the Company) is a corporation having substantially all of its assets in the United States or Canada and conducting substantially all of its business in the United States or Canada;
          (c) the surviving or resulting Person or the transferee (if not the Company) assumes by supplemental agreement delivered to the Purchasers, in form and substance satisfactory to the Purchasers, all of the obligations of the Company under this Agreement, the Trust Agreement, the Registration Rights Agreement and each Collateral Document; (d) the Purchasers receive opinions of counsel to the Company (or such other Person) satisfactory in form and substance to the Purchasers; (e) after giving effect to such merger, consolidation or transfer, the surviving or resulting Person or the transferee is able to incur at least $1 of additional Debt without giving rise to an Event of Default or Default; and (f) immediately after giving effect to such merger, consolidation or transfer, no Event of Default or Default would be continuing.

          6C(6). LEASE RENTALS. Enter into or permit to remain in effect, any agreement to rent or lease (as lessee) any real or personal property; provided, however, that the Company or any Subsidiary may
               --------  -------
     enter into or permit to remain in effect any such lease (other than a lease that would be required to be capitalized on the books of the Company or such Subsidiary) if the aggregate minimum annual payments under all such leases for any fiscal year do not exceed 10% of the Net Worth of the Company as of the last day of the previous fiscal year.

          6C(7). SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary; provided, however, that the Company or any
                                --------  -------
     Subsidiary may enter into any such arrangement if the aggregate annual rental obligations under all such arrangements entered into after the Effective Date for any fiscal year do not exceed 10% of the Net Worth of the Company as of the last day of the previous fiscal year.

          6C(8). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount (other than to the extent of finance and interest charges included therein) or otherwise sell for less than face value thereof, any of its notes or accounts receivable except notes or accounts receivable the collection of which is doubtful in accordance with generally accepted accounting principles.

          6C(9). CERTAIN CONTRACTS. Except as set forth on Schedule 6C(9), enter into or be party to:

               (i) any contract providing for the making of loans, advances or capital contributions to any Person or for the purchase of any property from any Person, in each case in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, except as permitted by the provisions of paragraph 6C(3), or

               (ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment by the Company or any Subsidiary for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered (other than contracts for firm transportation of natural gas entered into in the ordinary course of business pursuant to which aggregate annual charges payable by the Company and its Subsidiaries do not exceed $4,000,000), or

               (iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

               (iv) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment to the Company or any Subsidiary for such materials supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

               (v) any other contract which, in economic effect, is substantially equivalent to a guarantee, except as permitted pursuant to the provisions of paragraphs 6C(1), 6C(2) or 6C(3) and except in any such case (x) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (y) guarantees by the Company or any Subsidiary of the contractual obligations of any Subsidiary (not involving borrowings), and letters of credit issued pursuant to the BMO Credit Agreement and (z) surety bonds, performance bonds, other letters of credit or guarantees posted as security for performance of commercial arrangements (not involving any borrowings) or similar contracts entered into in the ordinary course of business, not to exceed $4,000,000 in the aggregate at any time.

          6C(10). PRIORITY DEBT. Create, assume or incur, or in any manner become or be liable in respect of, indebtedness for money borrowed, advances made or goods purchased (other than Liens permitted under paragraph 6C(1)(vii) and Debt permitted under paragraph 6C(2)(ii)), if the lender of such money or the Person making such advances or the vendor of such goods (or any Person who guarantees or otherwise becomes surety for the whole or any part of such indebtedness or acquires any right or incurs any obligation to become, either immediately or upon the occurrence of some future contingency, the owner of the whole or any part thereof) shall have any right, by reason of statute (including, without limitation, 31 U.S.C.A. section
      3713), or otherwise, to have any claim in respect of such indebtedness first satisfied out of the general assets of the Company or such Subsidiary in priority to the claims of its general creditors.

          6C(11). TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) except as contemplated by the Merger Agreement, the New Restated Certificate of Incorporation and the Registration Rights Agreement, any Affiliate (except as specifically permitted hereunder), (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company aggregating 3% or more of any class of equity securities issued by the Company or any Subsidiary, other than a Purchaser, except as contemplated by the Merger Agreement, the New Restated Certificate of Incorporation and the Registration Rights Agreement, or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6C(11) other than, in the case of clauses (i), (ii) and (iii) above, on terms that are no less favorable to the Company or such Subsidiary than would be obtained in a transaction negotiated at arm's length from a Person not an Affiliate; provided, however, that the Company may (x) enter into,
                   --------  -------
     at arm's length, (A) gas marketing and other arrangements related to natural gas and natural gas liquids, including, without limitation, a gas marketing agreement with SFER and Santa Fe Energy Operating Partners, L.P., in substantially the form annexed to the Merger Agreement, and (B) other arrangements not to exceed at any time outstanding $2,000,000 in the aggregate, with Beck & Root Fuel Company or as otherwise permitted under paragraph 6C(3), upon terms no less favorable to the Company than could be obtained if no relationship existed, (y) pay compensation and other employee related benefits to each of T. K. Hendrick and J. Michael Adcock in connection with his former employment with the Company and (z) pay fees and expenses to Bank of Oklahoma, N.A. in payment of Bank of Oklahoma's services as recordkeeper of the Company's employee stock ownership/401K plan.

          6C(12). TRANSFER OF ASSETS TO SUBSIDIARIES. Transfer any assets to any Subsidiary other than as permitted pursuant to paragraphs 6C(2), 6C(3) and 6C(5).

          6C(13). SUBSIDIARY DIVIDEND RESTRICTIONS. Enter into, or be otherwise subject to, any contract or agreement (including its certificates or articles of incorporation) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by any Subsidiary, other than the BMO Credit Agreement.

          6D. ISSUANCE OF STOCK BY SUBSIDIARIES; CERTAIN CHANGES. (a) The Company will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into or exercisable for, such shares) to issue, sell or otherwise dispose of any shares of any class of the stock of such Subsidiary (other than directors' qualifying shares).

          (b) Except in connection with any exercises, exchanges, redemptions or conversions otherwise permitted hereby or as otherwise contemplated hereby, the Company (i) will not, and will not permit any Subsidiary to, make any changes in its capital structure, its certificate of incorporation or by-laws (except in connection with the issuance of additional shares of any class or series of capital stock, whether such class or series is now existing or hereafter created, and exercises, exchanges, redemptions or conversions of any such shares permitted under paragraph 6B) or (ii) will not, and will not permit any Subsidiary to, make any changes in any business objective, purpose, or operations which might reasonably be expected to adversely affect the repayment of the obligations hereunder or have a Material Adverse Effect.

          6E. COMPLIANCE WITH ERISA. The Company will not, and will not permit any ERISA Affiliate to:

               (i) engage in any transaction in connection with which the Company or any of its Subsidiaries would be subject to either a material civil penalty assessed pursuant to section 502(i) of ERISA or a material tax imposed by section 4975 of the Code;

               (ii) terminate or partially terminate any Plan if such termination would result in liability of the Company or an ERISA Affiliate to the PBGC in an amount exceeding $50,000;

               (iii) fail to make full payment when due of all amounts which the Company, any of its Subsidiaries or an ERISA Affiliate is required to contribute to any Plan or Multiemployer Plan under section 302 of ERISA and section

          412 of the Code, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan;

               (iv) fail to make any payments when due to any Multiemployer Plan which the Company or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto;

               (v) adopt or become obligated to contribute to any new Multiemployer Plan or other Plan subject to Section 412 of the Code;

               (vi) adopt or become obligated to contribute to any "employee welfare benefit plan" as defined under Section 3(l) of ERISA that provides health or life insurance to participants after their termination of employment (except those benefits required to be provided under Section 4980B of the Code or where the obligation to contribute is not material); or

               (vii) amend or permit an ERISA Affiliate to amend a Plan resulting in an increase in current liability for the plan year such that either the Company or the ERISA Affiliate is required to provide security in a material amount to such plan under
          Section 401(a)(29) of the Code.

               The Company agrees (x) upon request by the Significant Holders, to request a current statement of withdrawal liability from each Multiemployer Plan to which the Company or an ERISA Affiliate contributes or to which the Company or an ERISA Affiliate has an obligation to contribute and (y) to transmit a copy of such statement to each Significant Holder, so long as such Significant Holder or its nominee shall be the holder of any Notes, and to each other Significant Holder of any Note, within 15 days after the Company receives the same.

          6F. MAINTENANCE OF BUSINESS. The Company will not and will not permit any Subsidiary to engage in any business other than the business currently engaged in by the Company and its Subsidiaries and business ancillary thereto, including, without limitation, the gathering, marketing, sales, purchasing, storing, transportation and processing of natural gas, natural gas liquids and petroleum products and the hedging of risk positions related to the operation of a natural gas marketing business.

          6G. MODIFICATION OF MATERIAL AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights under, or take or omit to take any action, which act or omission would constitute a material default or an event of default pursuant to, or non-compliance with any contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien; provided, however,
                                                         --------  -------
     that (i) with respect to any contractual obligation other than this Agreement, the Registration Rights Agreement, the Trust Agreement, the Notes, the Collateral Documents and the BMO Credit Agreement, the Company and its Subsidiaries may do so if the consequences thereof would not have a Material Adverse Effect and (ii) with respect to the BMO Credit Agreement, without the prior written consent of the Required Holders, neither the Company nor any Subsidiary a party thereto will amend or modify any provision which amendment or modification would have a Material Adverse Effect (including, without limitation, any such amendment or modification which would permit the aggregate amount of revolving credit in the form of loans to the Company that may be outstanding at any time thereunder to exceed $10,000,000), provided, that the Company may enter into any
                   --------
     modification or amendment of the BMO Credit Agreement which would (a) increase the aggregate amount of revolving credit in the form of letters of credit that may be issued thereunder by up to $10,000,000, if such increase is for the reasonable working capital needs of the Company and its Subsidiaries, or (b) without limiting increases permitted by clause (a) above, would increase the amount of Debt

     (including letters of credit) that may be incurred thereunder by the amount of Debt permitted to be incurred from time to time under paragraph 6C(2)(vii); provided, further, that in the event of any
                           --------  -------
     breach or event of default by a Person other than the Company or any of its Subsidiaries under any such material contractual obligation, the Company shall promptly notify the Purchasers of any such breach or event of default.

          7.  EVENTS OF DEFAULT.

          7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (i) the Company defaults in the payment of any principal of or interest on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided and such default continues for more than one (1) day after the date due; or

               (ii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted represent-ing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf
























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          of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all
                                  --------
          obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $1,000,000; or

               (iii) any representation or warranty made by the Company herein, in any Collateral Document or by the Company or any of its officers in any writing furnished to the Purchasers in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made and shall continue to be false 30 days after the Company receives notice thereof from the Purchasers; or

               (iv) the Company fails to perform or observe (a) any term, covenant or agreement contained in paragraph 5A and such failure shall not be remedied with 15 days, or (b) any term, covenant or agreement contained in paragraph 6B, 6C(1) through 6C(13) (other than through the imposition of a non-consensual Lien by any Person not a Subsidiary or Affiliate of the Company), 6D, or 6G and such failure shall not be remedied within one Business Day or
          (c) any other agreement, term, covenant or condition contained herein or in any Collateral Document or the Registration Rights Agreement and such failure shall not be remedied within 30 days after notice from the Purchasers; or

               (v) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

               (vi) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar

























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          law, whether now or hereafter in effect (each, a "BANKRUPTCY
          LAW"), of any jurisdiction; or

               (vii) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

               (viii) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (ix) any order, judgment or decree is entered in any pro-ceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (x) any order, judgment or decree is entered in any pro-ceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the

























                                       40
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          consolidated net income of the Company and its Subsidiaries
          (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (xi) any judgment or order or judgments or orders for the payment of money in an amount in excess of $1,000,000 in the aggregate is rendered against the Company or any Subsidiary and within ten (10) days (or, where such judgment or order is covered by insurance and the insurer has admitted liability, 30 days) after entry thereof, such judgment or order is not discharged or execution thereof vacated, bonded or stayed pending appeal; or

               (xii) the Company or any ERISA Affiliate becomes subject to withdrawal liability or liability to the PBGC (other than for unpaid annual premiums not yet due) in an amount exceeding $500,000; or

               (xiii) any Collateral Document shall cease to create a valid and perfected security interest with such priority as is contemplated by such document in any of the collateral purported to be covered thereby or the Company or any Subsidiary shall so state in writing except with respect to any bank account or disbursing account of the Company;

               (xiv) the Company defaults in the performance of any provision of the Trust Agreement other than Sections 9.04 and 10.02(a) thereof or defaults in the performance of Section 9.04 or 10.02(a) of the Trust Agreement for a period of 30 days or more;

     then (a) if such event is an Event of Default specified in clause (i) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due

























                                       41
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     and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vi), (vii) or (viii) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and
     (c) if such event is not an Event of Default specified in clause (i),
     (vi), (vii) or (viii) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

          7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes and interest on such overdue interest at the rate specified in the Notes which shall have become due other than by reason of such declaration, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,
     (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to


























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

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     paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

          7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as of the Effective Date, after giving effect to the Merger, as follows:

          8A. ORGANIZATION; AUTHORITY; ENFORCEABILITY. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted, and in the case of the Company and its Subsidiaries (to the extent a party thereto), to enter into and perform all of its obligations under this Agreement, the Registration Rights Agreement, the Trust Agreement and the Collateral Documents, to issue and deliver, and perform all of its obligations under, the Securities and to consummate each of the Related Transactions. Each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation in each state where the failure to be so licensed or qualified would have a material adverse effect on the


























                                       43
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     financial condition or operations of the Company and its Subsidiaries taken as a whole and has all corporate power, material licenses, franchises and other governmental authorizations and approvals necessary to carry on its present business, with respect to which the failure to possess would have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole. Each of this Agreement is, the Registration Rights Agreement and the Collateral Documents upon execution and delivery will be, and the Notes when issued and delivered hereunder will be, legal, valid, binding and enforceable obligations of the Company and its Subsidiaries party thereto. Each Subsidiary of the Company (after giving effect to the Merger and the HEPSI Merger) is listed on
     Schedule 6C(3) under the heading "Subsidiaries of Hadson Corporation."

          8B. FINANCIAL STATEMENTS. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1990 to 1992, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Price Waterhouse; and (ii) a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at September 30 in each of the years 1992 and 1993 and consolidated statements of income and cash flows for the nine-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved (except as otherwise stated therein or in the notes, if any, thereto) and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. No event has occurred since December 31, 1992 which has had or could have a Material Adverse Effect other than as set forth on Schedule 3A(6).

          8C. ACTIONS PENDING. Except as otherwise set forth on Schedule 8C, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in a Material Adverse Effect.

          8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6C(2) or as set forth on Schedule 8D. Except as set forth on Schedule 8D, there exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

          8E. TITLE TO PROPERTIES. The Company and each of its Subsidiar-ies has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets except where failure to have such title to such real property, property or assets would not have a Material Adverse Effect, including the properties and assets reflected in the balance sheet as at December 31, 1992 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business and any other assets and properties disposed of since such date and described on Schedule 8E hereto), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.




























                                       45
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






          8F. TAXES. The Company and each of its Subsidiaries has each filed all federal, state and other income tax returns which, to the knowledge of the Responsible Officers of the Company, are required to be filed by it and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting princi-ples.

          8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement, the Registration Rights Agreement, the Trust Agreement or any Collateral Document nor the performance of any Related Transaction, nor the issuance and delivery of the Securities, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon (other than Liens in favor of the Purchasers, Liens in favor of BMO and Liens in favor of the Collateral Agent) any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the New Restated Certificate of Incorporation or the By-laws or the charter or bylaws of any of its Subsidiaries, any award of any arbitrator or any agree-ment (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject except as set forth in the agreements listed in Schedule 8G attached hereto. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto, or any other contract or agreement (including its charter) in each

























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     case which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

          8H. OFFERING OF SECURITIES. A registration statement on Form S-4 with respect to the Merger has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and filed with the Securities and Exchange Commission and has become effective. Such registration statement may have been amended prior to the Date of Closing, any such amendment was so prepared and filed, and any such amendment filed prior to the Date of Closing but after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Securities and Exchange Commission.

          8I. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). The Exchange Notes are being issued in exchange for the Existing Notes and the Merger Notes and the Equity Securities will be issued upon Conversion of the Existing Class C Common and the Existing Senior Preferred. None of the proceeds of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the

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     Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer
     Plan). No liability to the PBGC (other than for unpaid annual premiums not yet due) has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. Each of the execution and delivery of this Agreement, the performance of the Related Transactions, the Trust Agreement, the Registration Rights Agreement and the Collateral Documents, the performance of the Related Transactions and the issuance and delivery of the Securities will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the immediately preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B. Schedule 8J lists each Plan of the Company and of each Subsidiary that is subject to ERISA except for those Plans which are defined in Section 3(1) of ERISA and which do not provide health or life insurance coverage after termination of employment (except for benefits required to be provided under Section 4980B of the Code).

          8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the

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     Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance or delivery of the Securities is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than (i) the filing of any required financing statements and required continuations thereof, (ii) with respect to the registration statement prepared and filed by the Company with respect to the Merger pursuant to the Securities Act and the Proxy Statement - Prospectus and any amendments or supplements thereto and related filings pursuant to applicable state securities laws, and any amendments or supplements thereto,
     (iii) routine filings after the Effective Date with the Securities and Exchange Commission and/or state Blue Sky authorities and (iv) those authorizations, consents, approvals, exemptions, notices or filings which have been obtained or made and are in full force and effect, copies of which have been provided to the Purchasers) in connection with the execution and delivery of this Agreement, the Hadson Security Agreement, the Pledge Agreement, the Trust Agreement or the Registration Rights Agreement, the offering, issuance or delivery of the Securities, the performance of the Related Transactions or (except as specifically contemplated by the Registration Rights Agreement and except for filings required under the HSR Act (as defined below) in connection with the deliveries of shares of New Common to the Purchasers pursuant to the Trust Agreement) fulfillment of or compli-ance with the terms and provisions hereof or of the Securities. The Company shall make any filing that may be required (or reasonably requested by a Purchaser or a Transferee) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), in connection with the Related Transactions.

          8L. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and

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






     regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition, financial or otherwise, or operations of the Company and its Subsidiaries taken as a whole.

          8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.
     There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries, taken as a whole, and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The Proxy Statement - Prospectus did not, as of the date thereof or as of the date of any supplement thereto distributed by the Company prior to the Date of Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. The projections of the Company and its Subsidiaries provided to the Purchasers are reasonably based on the assumptions set forth therein and the best information available to the officers of the Company at the time of preparation thereof. To the best knowledge of the Company, no facts exist which would result in any material adverse change in any of such projections.

          8N. CAPITAL STOCK AND RELATED MATTERS. On the Date of Closing and after giving effect to the transactions contemplated hereby and to the Related Transactions, (i) the authorized capital stock of the Company will consist of 60,000,000 shares, of which 35,000,000 shares will represent New Common, 5,193,520 shares will represent Senior Preferred Stock, and 4,983,180 shares will represent New Junior Preferred Stock, (ii) no shares of capital stock of the Company will be owned or held by or for the account of the Company or any of its Subsidiaries, (iii) except for the New Junior Preferred Stock, neither the Company nor any of its Subsidiaries has or will have outstanding any stock or securities convertible into or exchangeable for any shares of capital stock of the Company of any Subsidiary, any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of the Company or any Subsidiary, or any stock or securities convertible into or exchangeable for any such capital stock (other than as set forth in the New Restated Certificate of Incorporation or the Merger Agreement and other than awards granted under the Equity Incentive Plan and the Special Options), and (iv) neither the Company nor any of its Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase, otherwise acquire or retire any shares of stock (other than as set forth in the New Restated Certificate of Incorporation, the Equity Incentive Plan, the Merger Agreement, the Special Options or as specifically required or permitted hereby).

          8O. PATENTS, LICENSES, ETC. The Company and its Subsidiaries own or have the right to use patents, trademarks, service-marks, trade names, copyrights, permits, licenses, franchises and other rights, free from burdensome restrictions, which are reasonably necessary for the operations presently conducted by the Company and its Subsidiaries and as proposed to be conducted by the Company, the failure of which to possess would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          8P. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company," or a company

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     "controlled" by an "investment company," within the meaning of the
     Investment Company Act of 1940, as amended.

          8Q. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          8R. SECURITY INTERESTS. Except as provided herein and subject to the Liens permitted under paragraph 6C(1), the Liens on and security interests created in the Collateral under this Agreement and the Collateral Documents will at all times have the priority contemplated by the Collateral Documents and, upon the filing of the appropriate financing statements and/or the taking of possession of such Collateral, perfected security interests in the Collateral (except for bank accounts and disbursement accounts of the Company) as security for the obligations described therein and the Collateral will not be subject to any liens or security interests of any other person except as permitted hereunder.

          8S. DELIVERY OF BMO CREDIT AGREEMENT. The Company has delivered to each Purchaser on or prior to the date hereof a true, correct and complete copy of the BMO Credit Agreement, including all amendments and waivers of any provision thereof.

          8T. VALUE OF CERTAIN SUBSIDIARIES. The aggregate value, as of the Closing Date, of the assets of all of the Subsidiaries listed on
     Schedule 8T, taken as a whole, does not exceed $100,000.

          9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

          9A. NATURE OF PURCHASE. Such Purchaser is not acquiring the Securities to be received by it hereunder with a view to or


























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     for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

          9B. SOURCE OF FUNDS. No part of the funds being used by such Purchaser to pay the purchase price of the Securities being purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser. For the purpose of this paragraph 9B, the term "separate account" shall have the meaning specified in section 3(17) of ERISA.

          10.  DEFINITIONS AND ACCOUNTING TERMS.

          10A. DEFINITIONS. For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "AFFILIATE" shall mean any Person other than a Purchaser directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "AGPC" shall have the meaning specified in the Preliminary Statement.

               "AGREEMENT" shall have the meaning specified in the Preliminary Statement.

               "ASSET SALE" shall mean any sale or other disposition of assets, including, without limitation, the stock or Debt of Subsidiaries (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise),

























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     made on or after the Effective Date by the Company or any Subsidiary, other than the sale or other disposition of assets by the Company or any Subsidiary in the ordinary course of business.

               "ASSIGNMENT AND SECURITY AGREEMENT" shall mean the
     Assignment and Security Agreement, dated as of December 14, 1993, made by HD Energy and the Company to the Collateral Agent.

               "BANKRUPTCY LAW" shall have the meaning specified in clause
     (vi) of paragraph 7A.

               "BMO" shall mean Bank of Montreal.

               "BMO COLLATERAL" shall have the meaning specified in clause
     (ix) of paragraph 6C(1).

               "BMO CREDIT AGREEMENT" shall mean the Credit Agreement dated as of the date hereof, by and among the Company, the Subsidiary Borrowers, and BMO, individually and as Agent for the banks listed on the signature pages thereof, as amended, supplemented, extended, renewed or otherwise modified from time to time in accordance with the requirements of paragraph 6G.

               "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

               "BY-LAWS" shall have the meaning specified in paragraph
     3A(1)(v).

               "CAPITALIZED LEASE OBLIGATION" shall mean any rental obliga-tion which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsid-iary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.



























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               "CASH PAYMENTS" shall have the meaning specified in
     paragraph 1.

               "CERTIFICATE OF MERGER" shall have the meaning specified in paragraph 1.

               "CLOSING" shall have the meaning specified in paragraph 2.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               "COLLATERAL" shall mean the property pledged under the Collateral Documents, including the proceeds and products thereof.

               "COLLATERAL AGENT" shall mean Harris Trust and Savings Bank, in its capacity as Collateral Agent under the Collateral Documents.

               "COLLATERAL AGENCY AGREEMENT" shall have the meaning specified in paragraph 3.

               "COLLATERAL DOCUMENTS" means the Hadson Security Agreement, the Pledge Agreement, the NuHPI Pledge Agreement, the HD Energy Pledge Agreement, the Hadson Defense Security Agreement and the Assignment and Security Agreement, and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now or hereafter delivered by the Company or any Subsidiary to the Purchasers in connection with this Agreement or to the Collateral Agent in connection with the Collateral Agency Agreement or any transaction contemplated hereby to secure or guaranty the payment of any part of the Notes or the obligations hereunder or thereunder.






























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               "COMPANY" shall have the meaning specified in the
     introductory sentence.

               "CONVERSIONS" shall have the meaning specified in the Preliminary Statement.

               "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding
              --------
     under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

               "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

               "DEBT" shall mean Current Debt and Funded Debt.

               "EFFECTIVE DATE" shall mean the date upon which each of the Related Transactions and the transactions contemplated hereby is consummated.

               "EQUITY INCENTIVE PLAN" shall mean the Company's (1992) Equity Incentive Plan, as amended and restated in the form included as an annex to the Proxy Statement - Prospectus, with such changes to such form of amendment as shall be reasonably acceptable to the Purchasers.

               "EQUITY SECURITIES" shall have the meaning specified in paragraph 1.

























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               "ERISA" shall mean the Employee Retirement Income Security
     Act of 1974, as amended.

               "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

               "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or both, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "EXCHANGE NOTES" shall have the meaning specified in the Preliminary Statement.

               "EXISTING CLASS B COMMON" shall have the meaning specified in the Preliminary Statement.

               "EXISTING CLASS C COMMON" shall have the meaning specified in the Preliminary Statement.

               "EXISTING COMMON" shall have the meaning specified in the Preliminary Statement.

               "EXISTING NOTES" shall have the meaning specified in the Preliminary Statement.

               "EXISTING PURCHASE AGREEMENT" shall have the meaning specified in the Preliminary Statement.


























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               "EXISTING SENIOR PREFERRED" shall have the meaning specified in the Preliminary Statement.

               "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

               "GAS SYSTEMS" shall mean Hadson Gas Systems, Inc., an Oklahoma corporation.

               "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the

























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     holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

               "HADSON DEFENSE SECURITY AGREEMENT" shall mean the Security Agreement, dated as of December 14, 1993 by and between Hadson Defense Systems, Inc., a Delaware corporation, and the Collateral Agent.

               "HADSON SECURITY AGREEMENT" shall mean the Security Agreement dated as of December 14, 1993, by and between the Company and the Collateral Agent.

               "HD ENERGY PLEDGE AGREEMENT" shall mean the Pledge
     Agreement, dated as of December 14, 1993 by and between HD Energy and the Collateral Agent.

               "HEPSI" shall mean Hadson Energy Products and Services, Inc., an Oklahoma corporation.

               "HEPSI MERGER" shall mean the merger of HEPSI with and into the Company on the Effective Date pursuant to Section 253 of the Delaware General Corporation Law.

               "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, excluding trade payables incurred in the ordinary course of business on normal trade terms and which constitute current liabilities, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii)


























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     all indebtedness of others with respect to which such Person has become liable by way of a Guarantee.

               "INDEMNIFIED PARTY" shall have the meaning specified in paragraph 12B.

               "INTERCOMPANY NOTES" shall mean and include any and all debts, obligations and liabilities of the Company to any of its Subsidiaries evidenced by a promissory note originally or currently held or to be held by any Subsidiary.

               "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement, dated as of the Effective Date, among the Purchasers, BMO and the Collateral Agent, in substantially the form of Exhibit D hereto.

               "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation, it being understood that a covenant not to create a Lien on any asset shall not be considered a "Lien" on such asset.

               "LLANO" shall mean Llano, Inc., a New Mexico corporation.

               "MARGIN STOCK" shall have the meaning specified in paragraph
     8I.

               "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of the Company and its Subsidiaries

























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     taken as a whole, (ii) the ability of the Company to pay the obligations, or to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement, the Registration Rights Agreement, the Notes or any Collateral Document or, (iv) the rights and remedies of the Purchasers under this Agreement or any Collateral Document.

               "MERGER" shall have the meaning specified in the Preliminary Statement.

               "MERGER AGREEMENT" shall have the meaning specified in the Preliminary Statement.

               "MERGER NOTES" shall have the meaning specified in the Preliminary Statement.

               "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

               "NET WORTH" shall mean, as of any date of determination thereof, the common and preferred shareholders' equity of the Company at such date as determined in accordance with generally accepted accounting principles.

               "NEW JUNIOR PREFERRED STOCK" shall mean the Company's Junior Exercisable Automatically Convertible Preferred Stock, Series B, par value $.01 per share, to have the rights set forth in the New Restated Certificate of Incorporation.

               "NEW RESTATED CERTIFICATE OF INCORPORATION" shall have the meaning specified in paragraph 1.

               "NEW COMMON" shall mean the Company's new common stock, par value $.01 per share.

               "NOTES" shall have the meaning specified in paragraph 1.

























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               "NUHPI PLEDGE AGREEMENT" shall mean the Pledge Agreement
     dated as of December 14, 1993 by and between NuHPI, Inc., a Delaware corporation, and the Collateral Agent.

               "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Chief Financial Officer or Treasurer.

               "OLD JUNIOR PREFERRED" shall have the meaning specified in the Preliminary Statement.

               "OTHER SUBSIDIARY" shall mean a Wholly-Owned Subsidiary that is not a Subsidiary Borrower or a Pledged Subsidiary.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

               "PERSON" shall mean and include an individual, a partner-ship, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

               "PIPELINE" shall have the meaning set forth in the preliminary statement.

               "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, any of its Subsidiaries or, with respect to a Plan subject to Section 412 of the Code, any ERISA Affiliate.

               "PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of December 14, 1993 by and between the Company and the Collateral Agent.



























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               "PLEDGED SUBSIDIARY" shall mean any Subsidiary the stock or assets of which is subject to a Lien in favor of the Collateral Agent.

               "PRESENT COLLATERAL DOCUMENTS" shall mean the Hadson Security Agreement, the Pledge Agreement, the Assignment and Security Agreement, the NuHPI Pledge Agreement, the HD Energy Pledge Agreement and the Hadson Defense Security Agreement.

               "PROXY STATEMENT - PROSPECTUS" shall mean the Company's Proxy Statement - Prospectus, dated November 10, 1993, distributed by the Company in connection with the Merger.

               "PRUDENTIAL" shall mean The Prudential Insurance Company of America and any of its affiliates.

               "PURCHASER SCHEDULE" shall have the meaning specified in the introductory sentence.

               "PURCHASERS" shall have the meaning specified in the introductory sentence.

               "REGISTRATION RIGHTS AGREEMENT" shall have the meaning specified in paragraph 3.

               "RELATED TRANSACTIONS" shall mean, collectively, the Merger, the HEPSI Merger and the Conversions.

               "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

               "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.


























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               "RESTRICTED PAYMENTS" shall have the meaning specified in
     paragraph 6B.

               "SECURITIES" shall have the meaning specified in paragraph 1.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SENIOR PREFERRED STOCK" shall mean the Company's Senior Cumulative Preferred Stock, Series A, par value $.01 per share, to have the rights set forth in the New Restated Certificate of Incorporation.

               "SENIOR SECURED NOTES" shall have the meaning specified in paragraph 1.

               "SFER" shall have the meaning specified in the Preliminary Statement.

               "SIGNIFICANT HOLDER" shall mean (i) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

               "SPECIAL OPTIONS" shall mean the options to purchase 100,000 shares of the Existing Common granted to each of Harry G. Hadler, S.D. Wilks, C.B. and Walter C. Wilson in connection with the Merger.

               "SUBORDINATED DEBT" shall mean Debt subordinated in right of payment to any of the Notes.

               "SUBSIDIARY" shall mean any corporation organized under the laws of any state of the United States, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons


























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     located in the United States or Canada, except directors' qualifying shares, at least a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

               "SUBSIDIARY BORROWERS" shall mean Gas Systems, United LP and Western Natural.

               "TOTAL CAPITAL" shall mean, as of any date of determination thereof, the sum of the following for the Company as determined in accordance with generally accepted accounting principles: (i) common and preferred shareholders' equity at such date; and (ii) the outstanding principal amount of Funded Debt at such date (including any portion thereof which may be Current Debt at such date).

               "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note.

               "TRUST" shall mean the trust created pursuant to the Trust Agreement.

               "TRUST AGREEMENT" shall mean the Trust Agreement, dated as of the Effective Date, by and between the Company, the Trustee and the Purchasers, in substantially the form of Exhibit T.

               "TRUSTEE" shall mean Liberty Bank and Trust Company of Oklahoma City, N.A., in its capacity as trustee under the Trust Agreement.

               "UNITED LP" shall mean United LP Gas Corporation, an Oklahoma corporation.

               "VOTING AGREEMENT" shall mean a voting agreement, dated as of the Effective Date, among SFER, Pipeline and the Purchasers, in
                            -----
     substantially the form of Exhibit I.

























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               "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "WESTERN NATURAL" shall mean Western Natural Gas &
     Transportation Corp., a Colorado corporation.

               "WHOLLY-OWNED SUBSIDIARY" shall mean any corporation organized under the laws of any state of the United States, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States or Canada, and all of the stock of every class of which, except directors qualifying shares, is, and 100% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Wholly-Owned Subsidiaries.

          10B. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (iii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.


























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          10C.  COMPUTATION OF TIME PERIODS.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          11.  JUDICIAL PROCEEDINGS.

          11A. CONSENT TO JURISDICTION. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          11B. ENFORCEMENT OF JUDGMENTS. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph 11A brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

          11C. SERVICE OF PROCESS. The Company consents to process being served in any suit, action or proceeding of the nature referred to in paragraph 11A by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in or designated pursuant to paragraph 12I. The Company agrees that such service (i) shall be deemed in every respect effective


























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     service of process upon it in any such suit, action or proceeding and
     (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

          11D. NO LIMITATION ON SERVICE OR SUIT. Nothing in this paragraph 11 shall affect the right of the Purchasers to service process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          12.  MISCELLANEOUS.

          12A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, and interest on, such Note, which comply with the terms of this Agree-ment, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Company agrees that, so long as any Purchaser shall hold any shares of Equity Securities, it will make dividend payments and other distributions on the shares of Equity Securities to the holders of record at the address appearing in the records of the Company in accordance with the New Restated Certificate of Incorporation. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have


























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     made the same agreement as each Purchaser has made in this paragraph
     12A.

          12B. EXPENSES; INDEMNITY. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplica-tion charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with this Agreement, the Securities being purchased hereunder or received by the Purchasers pursuant to the Merger Agreement, the Trust Agreement, the Voting Agreement, the Registration Rights Agreement, the Collateral Documents, the Related Transactions and the transactions contemplated hereby and thereby, including, without limitation, all such charges, fees and expenses for the period prior to the date hereof and any subsequent proposed modification hereof or thereof, or proposed consent hereunder or thereunder, whether or not such proposed modification shall be effected or proposed consent granted and (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights hereunder or thereunder or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contem-plated hereby or by reason of such Purchaser's or such Transferee's having acquired any Security including, without limitation, costs and expenses incurred in any bankruptcy case of the Company or any Subsidiary. To the fullest extent permitted under applicable law, the Company agrees to indemnify and hold harmless each of the Purchasers and each of their affiliates and their respective directors, officers, employees, agents, advisors, attorneys and consultants (each an "INDEMNIFIED PARTY"), on an after-tax basis, from and against any and all losses, claims, actions, causes of action, suits, damages, liabilities, costs and expenses, including, without limitation, taxes (other than any income and franchise taxes except as set forth below), environmental liabilities, costs and


























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     expenses and all fees and disbursements of counsel, which may be incurred by or awarded against any such Indemnified Party in connection with or arising out of, or by reason of the preparation of the defense of, any investigation, litigation or proceeding, whether or not any Indemnified Party is a party thereto, related to or in connection with this Agreement or any of the transactions contemplated hereby; provided, however, that the Company shall not be liable for
             --------  -------
     such indemnification to such Indemnified Party to the extent that any indemnified liabilities arise on account of such Indemnified Party's gross negligence or willful misconduct; provided, further, if and to
                                             --------  -------
     the extent such agreement to indemnify may be unenforceable for any reason whatsoever, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which shall be permissible under the applicable law. In furtherance (and not in limitation) of the foregoing, the Company agrees to indemnify and hold harmless each of the Purchasers and each of their affiliates on an after-tax basis against any federal, state or local income tax liability incurred by any of them as a result of a determination by any federal, state or local taxing authority that the Notes issued by the Company to the Purchasers under this Agreement have original issue discount, as defined in section 1273 of the Code, or any provisions of state or local law having a similar purpose or effect. For purposes of the two preceding sentences, an indemnity payment is made on an after-tax basis if the amount is such that, after the payment of any federal, state or local taxes payable on account of the receipt of such indemnity payment, the remainder of the indemnity payment is sufficient to pay all indemnified liabilities on account of which the indemnity payment is made. If any federal, state or local taxing authority shall assert a claim for income taxes against any Purchaser or any of its affiliates that would be subject to indemnification hereunder, such Purchaser or such affiliate shall notify the Company in writing of such claim within 20 days after receipt of such claim, and shall take such action to contest such claim as the Company shall reasonably request from time to time, including appeals. The failure of such Purchaser or such affiliate to give
























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     timely notice of any such claim to the Company shall not pre-empt its right to indemnification hereunder unless such failure results in the Company's inability to contest any such claim. The Company agrees to pay any Purchaser or any of its affiliates interest at the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York as its Prime Rate commencing on the date any such tax liability subject to indemnification hereunder is paid by such Purchaser or such affiliate and ending on the date of the related indemnity payment by the Company. The obligations of the Company under this paragraph 12B shall survive the transfers, redemption, exchange, purchase, conversion or other acquisition of any shares of Equity Securities or the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

          12C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on, any Note, or affect the time, amount or allocation of any prepay-ments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes the term "this Agreement" and references thereto shall mean



























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     this Agreement as it may from time to time be amended, supplemented or otherwise modified.

          12D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Each Purchaser may sell, transfer, negotiate or assign to one or more Transferees all or a portion of the Notes held by it.
     Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver



























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     to such holder a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          12E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a
                 --------
     principal amount of at least $100,000.

          12F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Securities, the transfer by any Purchaser of any Securities or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Registration Rights Agreement, the Trust Agreement, the Securities (including the New Restated Certificate of Incorporation) and the Collateral Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof, including, without limitation, the Existing Purchase Agreement, which is hereby terminated in its entirety; provided, however, that notwithstanding
                                 --------  -------
     the above or anything to the contrary set forth in this Agreement, the Company's obligations under paragraph 12B of the Existing Purchase Agreement shall survive the Closing hereunder and shall not be terminated hereby.
























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

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          12G.  SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          12H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to
     (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note or Equity Securities, (iii) any Person to which such holder offers to sell such Note or Equity Securities or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note or Equity Securities, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

          12I. NOTICES. All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4C) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder


























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     at such address as such other holder shall have specified to the
     Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 101 Park Avenue, Suite 1400, Oklahoma City, Oklahoma 73102, Attention: President, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company
              --------  -------
     may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

          12J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

          12K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          12L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

          12M. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to
























                                       75
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     such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12N. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          12O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

          12P. SEVERALTY OF OBLIGATIONS. The exchanges of the Exchange Notes hereunder are to be several transactions, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.








































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          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

                                   Very truly yours,

                                   HADSON CORPORATION

                                   By________________________
                                      Title:

     The foregoing Agreement is
     hereby accepted as of the
     date first above written.

     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

     By_________________________
          Vice President

     PRUCO LIFE INSURANCE COMPANY

     By__________________________
          Vice President

     PRUSUPPLY, INC.

     By_________________________
          Vice President
































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                                                                  EXHIBIT A
                                                                  ---------


                           FORM OF SENIOR SECURED NOTE

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION EXCEPT PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT.

                               HADSON CORPORATION

                         8% SENIOR SECURED NOTE DUE 2003


     No. __                       New York, NY, December __, 1993
     $___________

               FOR VALUE RECEIVED, the undersigned, HADSON CORPORATION, a corporation organized and existing under the laws of the State of Delaware (herein called the "Company"), hereby promises to pay to _________________________________, or its registered assigns, the principal sum of _____________________________ DOLLARS
     ($_____________) on December 31, 2003, with interest (computed on the basis of a 360-day year -- 30-day month) (a) on the unpaid balance thereof at the rate of 8% per annum from the date hereof, payable quarterly on the last day of March, June, September and December in each year, commencing with the March 31, June 30, September 30 and December 31 next succeeding the date hereof, until the principal hereof shall have become due and payable and (b) on any overdue payment (including any overdue prepayment) of principal, and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10% and (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time as its Prime Rate effective as of the effective date of the change of each Prime Rate.


























                                       A-1
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               Payments of principal and interest on this Note are to be
     made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

               This Note is one of the Senior Secured Notes issued pursuant to the Securities Purchase Agreement, dated as of December , 1993
                                                               --
     (the "Agreement"), among the Company and the purchasers of the Senior Secured Notes listed on the Purchaser Schedule attached thereto, and is entitled to the benefits thereof. Capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Agreement.

               The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

               The repayment of the principal and interest on this Note is secured as provided in the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the property and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interest was granted and the rights of the holder of this Senior Secured Note in respect thereof.

               This Senior Secured Note is a registered Note and, in accordance with the terms of the Agreement, upon surrender of this Senior Secured Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Senior Secured Note for a like principal amount will be issued to, and registered in the name of, the Transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Senior Secured Note is registered as the owner thereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

               If an Event of Default shall occur and be continuing, the principal of this Senior Secured Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

               THIS SENIOR SECURED NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

                                   HADSON CORPORATION


                                   By:
                                      -------------------------------------
                                      Title:








































                                       A-3